Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2005 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting which appears in the R.H. Donnelley Corporation Form 10-K/A for the year ended December 31, 2004. We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 16, 2005 relating to the financial statements of R.H. Donnelley Publishing & Advertising, Inc., R.H. Donnelley APIL, Inc., and DonTech II Partnership, and our reports dated March 16, 2005, except for Note 2 as to which the date is May 6, 2005, relating to the financial statements of R.H. Donnelley Publishing & Advertising of Illinois Holdings, LLC and R.H. Donnelley Publishing & Advertising of Illinois Partnership which appear in the R.H. Donnelley Corporation Form 10-K/A for the year ended December 31, 2004.
/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
January 27, 2006